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Exhibit 10.2

                           RECEIVABLES SALE AGREEMENT

          RECEIVABLES SALE AGREEMENT, dated as of May 1, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), among UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company ("USFC"); USS RECEIVABLES COMPANY, LTD., a Cayman Islands limited liability company (the "COMPANY"); and USFC, in its capacity as servicer (the "SERVICER").

                              W I T N E S S E T H :

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Sellers (as defined herein), USFC, and the Servicer, have entered into an Amended and Restated Receivables Sale Agreement (as amended, supplemented or otherwise modified and in effect from time to time, the "Amended and Restated Receivables Sale Agreement") dated as of the date hereof, pursuant to which the Sellers have agreed to sell and USFC has agreed to purchase Receivables and Receivables Property (each as defined herein);

          WHEREAS, USFC intends to sell Receivables and Receivables Property (both as hereinafter defined) to the Company on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Company desires to purchase Receivables and Receivables Property from USFC on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, USFC and the Company desire the sale of Receivables and Receivables Property from the Sellers to the Company to be a true sale providing the Company with the full benefits of ownership of the Receivables; and

          WHEREAS, to obtain a portion of the necessary funds to purchase such Receivables and Receivables Property, the Company has entered into the Amended and Restated Pooling Agreement, the Second Amended and Restated Series 1998-1 Supplement and the Amended and Restated Series 2000-1 Supplement, each dated as of the date hereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

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                                   ARTICLE I
                                  DEFINITIONS

          Section 1.01 CERTAIN DEFINED TERMS. (a) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ABR" means, for any day, rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate.

          "AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT" has the meaning specified in the receitals hereto.

          "AUTHORIZED OFFICERS" means those officers of USFC designated in
Schedule I hereto (or in such other Schedule as may be delivered by USFS to the other parties hereto from time to time) as duly authorized to execute and deliver this Agreement and any instruments or documents in connection herewith on behalf of USFS and to take, from time to time, all other actions on behalf of USFS in connection herewith.

          "CLOSING DATE" means May 1, 2001.

          "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder or any successor statute and related regulations.

          "CONTRACT" means a contract between any Seller and any Person pursuant to or under which such Person shall be obligated to make payments to such Seller.

          "DISCOUNTED PERCENTAGE" has the meaning specified in Schedule VII hereto.

          "DOCUMENTS" has the meaning specified in subsection 5.01(r)(iv)(B).

          "EARLY TERMINATION" has the meaning specified in Section 6.01.

          "EFFECTIVE DATE" means May 1, 2001.

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          "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

          "EXCLUDED RECEIVABLE" means any Receivable which either (i) arises from any Seller's advertising business; (ii) is owed by a Person who is not a resident of the United States, its territories or possessions and/or a payment obligation of a Person that is not denominated and payable in U.S. Dollars in the United States; (iii) is owed by a Governmental Authority; or (iv) the payment for which is evidenced or required to be evidenced by a note or other promissory instrument; provided that in the event any Excluded Receivable is included in a Required Report, for the purposes of Section 2.01 hereof and
Section 2.1 of the Pooling Agreement and the definition of "Collections", such receivable shall not be an Excluded Receivable.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by The Chase Manhattan Bank from three federal funds brokers of recognized standing selected by The Chase Manhattan Bank.

          "INDEMNIFIED AMOUNTS" has the meaning specified in Section 7.01.

          "INITIAL CLOSING DATE" means the date of the initial issuance of the Investor Certificates.

          "INITIAL SUBORDINATED NOTE AMOUNT" has the meaning specified in subsection 8.01(b).

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or other similar right of a third party with respect to such securities; PROVIDED, HOWEVER, that if a lien is imposed under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which
Section 412(n) of the Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a "Lien" from and after the time any

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Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Trustee, any Agent and each Rating Agency written evidence reasonably satisfactory to the Rating Agencies of the release of such lien, or such lien expires pursuant to Section 412(n)(4)(B) of the Code or Section 302(f)(4)(B) of ERISA.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

          "OUTSTANDING SALE PRICE AMOUNT" means, at any time, the aggregate Purchase Price received by USFC or, prior to the Effective Date, by the Sellers from the Company with respect to the aggregate outstanding Principal Amount at such time of the Purchased Receivables or, prior to the Effective Date, received by the applicable Seller.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PAYMENT DATE" has the meaning specified in subsection 2.03(a).

          "PLAN" means, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

          "POOLING AGREEMENT" means the Amended and Restated Pooling Agreement, dated as of the date hereof, among the Company, the Servicer and the Trustee on behalf of the Holders, as such agreement may be further amended, supplemented, waived, or otherwise modified from time to time, including, without limitation, the Series 1998-1 Supplement.

          "POTENTIAL PURCHASE TERMINATION EVENT" means any condition or act specified in Section 6.01 that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

          "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its

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principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "PURCHASE PRICE" has the meaning specified in Section 2.02.

          "PURCHASE TERMINATION DATE" means the date on which the Company's obligation to purchase Receivables from USFC shall terminate, which shall be the date on which an Early Termination occurs with respect to USFC.

          "PURCHASE TERMINATION EVENT" has the meaning specified in Section
6.01.

          "PURCHASED RECEIVABLE" means, at any time, any Receivable sold to the Company by USFC pursuant to, and in accordance with the terms of, this Agreement and not theretofore resold to USFC pursuant to subsection 2.01(b) or Section 2.06.

          "RECEIVABLE" means the indebtedness and payment obligations of any Person to a Seller (including, without limitation, obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services by such Seller, including, without limitation, any right to payment for goods sold or for services rendered, and including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto; provided that, except as otherwise expressly provided, for all purposes hereunder "Receivables" shall not include Excluded Receivables.

          "RECEIVABLES LIST" has the meaning specified in subsection 2.01(e).

          "RECEIVABLES PROPERTY" has the meaning specified in subsection
2.01(a).

          "RELATED PROPERTY" means, with respect to each Receivable:

          (a) all of USFS's interest in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable;

          (b) all other security interests or Liens, and USFS's interest in the property subject thereto from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

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          (c)  all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

in the case of clauses (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or including without limitation, pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof.

          "RELEVANT UCC STATE" means each jurisdiction in which the filing of a UCC financing statement is necessary or desirable to perfect the Company's interest in the Receivables.

          "REPORTABLE EVENT" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

          "SEC" means the United States Securities and Exchange Commission.

          "SELLER ADJUSTMENT PAYMENT" has the meaning specified in Section 2.05.

          "SELLER REPURCHASE PAYMENT" has the meaning specified in Section 2.06.

          "SELLERS" shall mean United Stationers Supply Co. in its capacity as Seller under the Amended and Restated Receivables Sale Agreement and any directly or indirectly wholly-owned subsidiary of United Stationers Inc. which has been added as a Seller in accordance with the provisions of the Amended and Restated Receivables Sale Agreement and the other Transaction Documents (but, in each case, excluding any such Subsidiaries which have been terminated as Sellers in accordance with the provisions thereof and of the other Transaction Documents), all of the foregoing in their capacities as Sellers under the Receivables Sale Agreement; each, individually, a "SELLER".

          "SERIES 1998-1 SUPPLEMENT" means the Second Amended and Restated Series 1998-1 Supplement, dated as of the date hereof, among the Company, the Servicer and the Trustee, to the Pooling Agreement, as each such agreement may be further amended, supplemented or otherwise modified from time to time.

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          "SUBORDINATED NOTE" has the meaning specified in Section 8.01.

          "UCC CERTIFICATE" means a certificate substantially in the form of Exhibit C hereto.

          "USSC" means United Stationers Supply Co., an Illinois corporation.

          "WITHDRAWAL LIABILITIES" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          (b) All capitalized terms used herein and not otherwise defined have the meanings assigned such terms in Section 1.1 of the Pooling Agreement.

          Section 1.02 ACCOUNTING AND UCC TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; and all terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.

          Section 1.03 OTHER TERMS. The words "herein", "hereof", and "hereunder" and words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented, and not to any particular section, subsection or clause contained in this Agreement, and all references to Sections, subsections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections and subsections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

          Section 1.04 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II
                        PURCHASE AND SALE OF RECEIVABLES

          Section 2.01 PURCHASE AND SALE OF RECEIVABLES. (a) USFC hereby sells, assigns, transfers and conveys to the Company, without recourse (except to the limited extent provided herein), all its respective right, title and interest in, to and

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under (i) all Receivables now existing and hereafter arising from time to time,
(ii) all payment and enforcement rights (but none of the obligations) with respect to such Receivables, (iii) all Related Property in respect of such Receivables, (iv) all Collections with respect to the foregoing clauses (i),
(ii) and (iii) (the payment and enforcement rights, Related Property and Collections referred to in clauses (ii), (iii) and (iv) above are hereinafter collectively referred to as the "RECEIVABLES PROPERTY"), (v) all its rights under the Amended and Restated Receivables Sale Agreement and (vi) all proceeds of the foregoing.

          (b) On the Effective Date and on the date of creation of each newly created Receivable (but only so long as no Early Termination shall have occurred and be continuing), all of USFC's right, title and interest in, to and under (i) in the case of the Effective Date, all then existing Receivables and all Receivables Property in respect of such Receivables and (ii) in the case of each such date of creation, all such newly created Receivables and all Receivables Property in respect of such Receivables shall be immediately and automatically sold, assigned, transferred and conveyed to the Company pursuant to paragraph
(a) above without any further action by USFC or any other Person. If USFC shall not have received payment from the Company of the Purchase Price for any newly created Receivable and the related Receivables Property on the Payment Date therefor in accordance with the terms of subsection 2.03(b), such newly created Receivable and the Receivables Property with respect thereto shall, upon receipt of notice from USFC of such failure to receive payment, immediately and automatically be sold, assigned, transferred and reconveyed by the Company to USFC without any further action by the Company or any other Person.

          (c) The parties to this Agreement intend that the transactions contemplated by subsections 2.01(a) and (b) hereby shall be, and shall be treated as, a purchase by the Company and a sale by USFC of the Purchased Receivables and the Receivables Property in respect thereof and not a loan secured by such Purchased Receivables and Receivables Property. All sales of Receivables and Receivables Property by USFC hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, USFC, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by the Company of any obligation of USFC or any other Person in connection with the Receivables, the Receivables Property or any agreement or instrument relating thereto, including any obligation to any Obligor. If this Agreement does not constitute a valid sale, assignment, transfer and conveyance of all right, title and interest of USFC in, to and under the Purchased Receivables and the Receivables Property in respect thereof despite the intent of the parties hereto, USFC hereby grants a "security interest" (as

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defined in the UCC) in the Purchased Receivables, the Receivables Property in
respect thereof its rights under the Amended and Restated Receivables Sale Agreement and all proceeds thereof to the Company and the parties agree that this Agreement shall constitute a security agreement under the UCC.

          (d) In connection with the foregoing conveyances, USFC agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables and Receivables Property now existing and hereafter acquired by the Company from USFC meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the Company's ownership or security interest in the Receivables and Receivables Property and its rights under the Amended and Restated Receivables Sale Agreement, and to deliver evidence of the execution and delivery of such financing statements to the Company on or prior to the related Effective Date.

          (e) In connection with the foregoing conveyances, USFC agrees at its own expense, as agent of the Company, (i) to indicate, or cause to be indicated, on the computer files containing a master database of Receivables that all Receivables included in such files and all Receivables Property, have been sold to the Company in accordance with this Agreement and (ii) to deliver, or cause to be delivered, to the Company computer files, microfiche lists, a typed or printed list or other tangible evidence reasonably acceptable to the Company (a "RECEIVABLES LIST") containing true and complete lists (A) on the Closing Date, of (I) the Obligors whose Receivables have been transferred to the Company prior to the Closing Date and the balance of the Receivables of each such Obligor as of the Closing Date and (II) the obligors whose Receivables are to be transferred to the Company on the Closing Date and the balance of the Receivables each such Obligor as of the Closing Date and (B) on each Effective Date, of Obligors whose Receivables are to be transferred to the Company on such Effective Date and the balance of the Receivables originated by each such Obligor as of such Effective Date.

          Section 2.02 PURCHASE PRICE. The amount payable by the Company to USFC (the "PURCHASE PRICE") for Receivables and Receivables Property on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Receivables as set forth in the applicable Required Report and (b) the Discounted Percentage.

          Section 2.03 PAYMENT OF PURCHASE PRICE. (a) Upon the fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables and the Receivables Property shall be paid or provided for by the Company in the manner provided below on each day for which a Required Report is delivered pursuant to

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Section 4.1 of the Servicing Agreement (each such day, a "PAYMENT DATE") in respect of a Reported Period (which Required Report shall specify the Principal Amount of Receivables being sold on such Payment Date, the aggregate Purchase Price for such Receivables and the components of payment as provided in paragraph (b) below). USFC hereby appoints the Servicer as its agent to receive payments of the Purchase Price of the Receivables and the Receivables Property sold to the Company and hereby authorizes the Company to make all such payments due to USFC directly to an account of, or as otherwise directed by, the Servicer. The Servicer hereby accepts and agrees to such appointment. All payments under this Agreement shall be made not later than 3:00 p.m. (New York City time) on the date specified therefor in Dollars in same day funds or by check, as the Servicer shall elect, and to the bank account designated in writing by the Servicer to the Company.

          (b) The Purchase Price for Receivables and Receivables Property shall be paid by the Company on each Payment Date as follows:

                    (i) by netting the amount of any Seller Adjustment Payments or Seller Repurchase Payments pursuant to Section 2.05 or 2.06, respectively, against such Purchase Price;

                    (ii) to the extent available for such purpose, in cash from Collections released to the Company pursuant to the Pooling Agreement;

                    (iii) to the extent available for such purpose, in cash from the net proceeds of a transfer of interests in Purchased Receivables by the Company to other Persons;

                    (iv) at the option of the Company, by means of an addition to the principal amount of the Subordinated Note in an aggregate amount equal to the remaining portion of the Purchase Price; PROVIDED, HOWEVER, that the outstanding principal amount of the Subordinated Note shall not at any time exceed 25% of the Outstanding Sale Price Amount; PROVIDED, FURTHER, that the Company may pay the Purchase Price by means of additions to the principal amount of the Subordinated Note only if, at the time of such payment and after giving effect thereto, the fair market value of the Company's assets, including, without limitation, any beneficial interests in or indebtedness of a trust and all Receivables and Receivables Property the Company owns, is greater than the amount of its liabilities including its liabilities on the Subordinated Note and all interest and other fees due and payable under the Pooling Agreement and the other Transaction Documents. The Servicer may evidence such additional principal amounts by recording

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     the date and amount thereof on the grid attached to such Subordinated Note,
     PROVIDED that the failure to make any such recordation or any error in such grid shall not adversely affect USFC's rights; and

                    (v) in cash from the proceeds of capital contributed by USSC to the Company, if any, in respect of its equity interest in the Company.

          (c) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the ABR PLUS 2%, payable on demand.

          Section 2.04 NO REPURCHASE. Except to the extent expressly set forth herein, USFC shall have no right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Purchased Receivables or Receivables Property or to rescind or otherwise retroactively affect any purchase of any Purchased Receivables or Receivables Property after the Payment Date relating thereto.

          Section 2.05 REBATES, ADJUSTMENTS, RETURNS AND REDUCTIONS; MODIFICATIONS. From time to time, a Seller under the Amended and Restated Receivables Sale Agreement may make Dilution Adjustments to Receivables in accordance with Section 2.05 and subsection 5.03(c) thereof. USFC agrees to pay to the Company in cash, on the first Business Day immediately succeeding the date of the grant of any Dilution Adjustment, the amount of any such Dilution Adjustment (a "SELLER ADJUSTMENT PAYMENT") received by it pursuant to the Amended and Restated Receivables Sale Agreement; PROVIDED that, prior to the occurrence of any Early Termination, any such Seller Adjustment Payment due to the Company on any Payment Date shall, on such Payment Date, be netted against the Purchase Price of newly purchased Receivables in accordance with subsection 2.03(b)(i) to the extent of such Purchase Price and the remaining amount of such Seller Adjustment Payment due to the Company after such netting, if any, shall be paid to the Company on such date in cash. The amount of any Dilution Adjustment made with respect to any Reported Period shall be set forth on the Required Report prepared with respect to such Reported Period.

          Section 2.06 LIMITED REPURCHASE OBLIGATION. In the event that (i) any representation or warranty contained in Section 4.02 in respect of any Receivable transferred to the Company is not true and correct in any material respect on the applicable Payment Date, or (ii) there is a breach of any covenant contained in

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subsection 5.01(d), (g) or (h) or Section 5.03 with respect to any Receivable and such breach has a material adverse effect on the Company's interest in such Receivable or (iii) the Company's interest in any Receivable is not a first priority perfected ownership or security interest at any time as a result of any action taken by, or any failure to take action by, USFC, then USFC agrees to pay to the Company in cash an amount equal to the Purchase Price of such Receivable (whether the Company paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable, such payment to occur no later than the Payment Date occurring on the 30th day (or, if such 30th day is not a Payment Date, on the Payment Date immediately succeeding such 30th day) after the day such breach or incorrectness becomes known (or should have become known with due diligence) to USFC (unless such breach or incorrectness shall have been cured on or before such day); PROVIDED that, prior to any Early Termination, any such payment due and owing to the Company on such Payment Date shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.03(b)(i) to the extent of such Purchase Price and the remaining amount of such payment due to the Company after such netting, if any, shall be paid to the Company in cash to the extent still unpaid on such Payment Date. Any payment by USFC pursuant to this Section 2.06 is referred to as a "SELLER REPURCHASE PAYMENT." The obligation to reacquire any Receivable shall, upon satisfaction thereof, constitute the sole remedy respecting the event giving rise to such obligation available to the Company. Simultaneously with any Seller Repurchase Payment with respect to any Receivable, such Receivable and the Receivables Property with respect thereto shall immediately and automatically be sold, assigned, transferred and conveyed by the Company to USFC without any further action by the Company or any other Person.

          Section 2.07 OBLIGATIONS UNAFFECTED. The obligations of USFS to the Company under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

          Section 2.08 CERTAIN CHARGES. USFC and the Company agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

          Section 2.09 RESERVED.

          Section 2.10 FURTHER ASSURANCES. From time to time at the request of USFC, the Company shall deliver to USFC such documents, assignments, releases and instruments of termination as USFC may reasonably request to evidence the

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reconveyance by the Company to USFC of a Receivable pursuant to the terms of subsection 2.01(b) or Section 2.06, PROVIDED that the Company shall have been paid all amounts due thereunder; and the Company and the Servicer shall take such action as USFC may reasonably request, at the expense of USFC, to assure that any such Receivable, the Related Property and Collections with respect thereto do not remain commingled with other Collections hereunder.

          Section 2.11 PURCHASE OF COMPANY'S INTEREST IN RECEIVABLES AND RECEIVABLES PROPERTY. (a) In the event of any breach by USFC of any of the representations and warranties set forth in subsection 4.02(a), (b), (c), (e),
(f) or (g), as of the date made, which breach has a material adverse effect on the interests of the Company in the Receivables or the Receivables Property, then the Company, by notice then given in writing to USFC, may direct USFC to purchase all Receivables and Receivables Property and USFC shall be obligated to make such purchase on the next Distribution Date occurring at least five Business Days after receipt of such notice on the terms and conditions set forth in subsection 2.11(b) below; PROVIDED, HOWEVER, that no such purchase shall be required to be made if, by such Distribution Date, the representations and warranties contained in subsections 4.02(a), (b), (c), (e), (f) or (g) shall be true and correct in all material respects, and any material adverse effect on the Company caused thereby has been cured.

          (b) USFC shall, as the purchase price for the Receivables and Receivables Property to be purchased pursuant to subsection 2.11(a) above, pay to the Company, on the Business Day preceding such Distribution Date, an amount equal to the Purchase Price of the Purchased Receivables, less Collections received by the Company in respect of such Purchased Receivables, as of such Distribution Date. Upon payment of such amount, in immediately available funds, to the Company, the Company's rights with respect to the Purchased Receivables shall terminate and such interest therein will be transferred to USFC and the Company shall have no further rights with respect thereto. If the Company gives notice directing USFC to purchase the Purchased Receivables as provided above, the obligation of USFC to purchase the Purchased Receivables pursuant to this
Section 2.11 shall upon satisfaction thereof constitute the sole remedy respecting an event of the type specified in the first sentence of this Section
2.11 available to the Company.

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                                  ARTICLE III
                             CONDITIONS TO PURCHASES

          Section 3.01 CONDITIONS PRECEDENT TO COMPANY'S INITIAL PURCHASE. The obligation of the Company to purchase Receivables and Receivables Property hereunder on the Effective Date from USFC is subject to the conditions precedent that the Company shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated the Effective Date and in form and substance reasonably satisfactory to the Company:

               (a) RESOLUTIONS. Copies of the resolutions of the Board of Directors of USFC approving this Agreement and the other Transaction Documents to be delivered by USFC and the transactions contemplated thereby, certified by the Secretary or Assistant Secretary of USFC;

               (b) SECRETARY'S CERTIFICATE. A certificate of the Secretary or Assistant Secretary of USFC certifying the names and true signatures of the officers authorized on behalf of USFC to sign this Agreement and the other Transaction Documents to be delivered by it (on which certificates the Company may conclusively rely until such time as the Company shall receive from USFC a revised certificate with respect to USFC meeting the requirements of this subsection (b));

               (c) CORPORATE DOCUMENTS. The certificate of formation of USFC, duly certified by the secretary of state of USFC's jurisdiction of formation, as of a recent date acceptable to the Company, together with a copy of the limited liability company agreement of USFC, duly certified by the Secretary or an Assistant Secretary of USFC;

               (d) UCC CERTIFICATE, UCC FINANCING STATEMENTS. (i) A UCC Certificate duly executed by a Responsible Officer of USFC and dated such date of purchase and (ii) executed copies of such proper financing statements, filed prior to the Effective Date, naming USFC as the seller, the Company as the purchaser and the Trustee on behalf of the Holders as the assignee of the Receivables, Receivables Property, USFS's rights under the Amended and Restated Receivables Sale Agreement and all proceeds thereof in each jurisdiction in which the Company (or any of its assignees) deems it necessary or desirable to perfect the Company's ownership and/or security interest in all Receivables, Receivables Property, USFS's rights under the Amended and Restated Receivables Sale Agreement and all proceeds thereof under the UCC or any comparable law of such jurisdiction;

               (e) UCC SEARCHES. A written search report listing all effective financing statements that name USFC as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection 3.01(d) and in any other jurisdictions that the Company determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in subsection 3.01(d) shall cover any Receivables or Receivables Property), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents;

               (f) OTHER TRANSACTION DOCUMENTS. Original copies, executed by each of the parties thereto, of each of the other Transaction Documents to be executed and delivered in connection herewith;

               (g) BACK-UP SERVICING ARRANGEMENTS. Evidence that USFS maintains disaster recovery systems and back-up computer and other information management systems that, in the Company's reasonable judgment, are sufficient to protect USFS's business against material interruption or loss or destruction of its primary computer and information management systems and to prevent any disruption of the servicing of any Receivable conveyed to the Company pursuant to this Agreement or the Amended and Restated Receivables Sale Agreement.

               (h) CONSENTS. Copies of all consents, if any (including, without limitation, consents under loan agreements and indentures to which any Seller, USFC or its Affiliates are parties), necessary to consummate the transactions contemplated by the Transaction Documents;

               (i) LEGAL OPINIONS. One or more legal opinions from counsel to USFC and counsel to the Company to the effect that:

                         (A) the sales of Receivables by USFC to the Company pursuant to this Agreement are true sales and that such Receivables would not be property of USFC's bankruptcy estate;

                         (B) a court should not order the substantive consolidation of the assets and liabilities of the Company on the one hand with those of any Seller or USFS, on the other hand;

                         (C) to the effect that USFC and the Company, as applicable, has all approvals, judicial, regulatory, legal or otherwise, needed to execute, deliver and perform each Transaction Document to which it is a party and that no conflict or default will occur as a result of the execution, delivery and performance thereof;

                         (D) to the effect that the Company has a perfected ownership or security interest in the Receivables and Receivables Property; and

                         (E) addressing other customary matters.

All of the legal opinions referred to in this subsection 3.01(i) shall be addressed to the Trustee and any other Person reasonably requested by the Company.

               (j) LOCKBOX AGREEMENT. With respect to each Lockbox Processor, a Lockbox Agreement substantially the form of Exhibit A to the Pooling Agreement.

               (k) LIST OF OBLIGORS. A Receivables List.

               (l) RESERVED.

          Section 3.02 RESERVED.


          Section 3.03 CONDITIONS PRECEDENT TO EACH OF THE COMPANY'S PURCHASES OF RECEIVABLES. The obligation of the Company to pay for any Receivable and the Receivables Property with respect thereto on each Payment Date (including the Effective Date) shall be subject to the further conditions precedent that, on and as of such Payment Date:

               (a) the following statements shall be true (and the acceptance by USFC of the Purchase Price for such Receivable on such Payment Date shall constitute a representation and warranty by USFC that on such Payment Date such statements are true):

                    (i) the representations and warranties of USFC contained in Section 4.02 shall be true and correct in all material respects on and as of such Payment Date as though made on and as of such date except to the extent any such representation or warranty is expressly made only as of another date (in which case it shall be true and correct in all material respects on and as of such other date);

                    (ii) after giving effect to such purchase, no (A) Early Termination or (B) Potential Purchase Termination Event with respect to a Purchase Termination Event set forth in clause (g)(ii) of Section 6.01 shall have occurred and be continuing; and

                    (iii) there has been no material adverse change since the date of this Agreement in the collectibility of the Receivables taken as a whole;

               (b) the Company and the Trustee shall be satisfied that USFC's systems, procedures and record keeping relating to the Purchased Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement;

               (c) the Company shall have received payment in full of all amounts for which payment is due from USFC pursuant to Sections 2.05, 2.06 or 7.01;

               (d) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

               (e) USFC shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;

PROVIDED, HOWEVER, that the failure of USFC to satisfy any of the foregoing conditions shall not prevent USFC from subsequently selling Receivables upon satisfaction of all such conditions or exercising its rights under subsection 2.01(b).

          Section 3.04 CONDITION PRECEDENT TO USFC'S OBLIGATIONS. The obligation of USFC on each Payment Date (including on the Effective Date) shall be subject to the condition precedent that, on such date, the following statement shall be true (and the payment by the Company of the Purchase Price for such Receivable on such date shall constitute a representation and warranty by the Company that on such Payment Date such statement is true): (i) no Early Amortization Event or Potential Early Amortization Event of a type, with respect to the Company, set forth in subsection 7.1(a) of the Pooling Agreement shall have occurred and be continuing and (ii) no Early Termination, as set forth in Section 6 of the Amended and Restated Receivables Sale Agreement, shall have occurred.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          Section 4.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as to itself for the benefit of USFC as follows:

               (a) It (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which the ownership of its property or its business as conducted and proposed to be conducted require such qualification or in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, (ii) has the requisite limited liability company power and authority to effect the transactions contemplated hereby, and (iii) has all requisite limited liability company power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

               (b) The execution, delivery and performance by it of this Agreement and all instruments and documents to be delivered hereunder by it, and the transactions contemplated hereby and thereby, (i) are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, including the consent of shareholders where required, and do not (A) contravene its memorandum and articles of association, (B) violate any law or regulation or any order or decree of any court or governmental instrumentality, (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on or affecting it or any of its respective subsidiaries or any of its material properties or (D) result in or require the creation or imposition of any Lien except as created or imposed hereunder or under the Pooling Agreement, and no transaction contemplated hereby requires compliance on its part with any bulk sales act or similar law, and (ii) do not require the consent of, authorization by or approval of or notice to or filing or registration with, any governmental body, agency, authority, regulatory body or any other Person other than those which have been obtained or made except for the filing of the financing statements referred to in Article III hereof, which filings USFS hereby represents shall have been duly made prior to or substantially contemporaneously with any purchases of Receivables and other Receivables Property and shall at all times be in full force and effect (except as they may be terminated by the Company). This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          Section 4.02 REPRESENTATIONS AND WARRANTIES OF USFC. USFC hereby represents and warrants for the benefit of the Company and its assigns on the Closing Date and on each Payment Date, as follows:

               (a) Organization and Good Standing. USFC (i) is an Illinois limited liability company duly organized and validly existing as a limited liability company in good standing under the laws of the state of its formation,
(ii) is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect and (iii) and has full limited liability company power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

               (b) Due Qualification. USFC has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and where the failure to preserve and maintain such qualification, licenses or approvals is reasonably likely to have a Material Adverse Effect.

               (c) Due Authorization. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for therein have been duly authorized by USFC by all necessary limited liability company action on its part.

               (d) No Default. USFC is not in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably likely to have a Material Adverse Effect with respect to USFC. No (i) Early Termination or (ii) Potential Purchase Termination Event with respect to a Purchase Termination Event set forth in clause (g)(ii) of Section 6.01, in each case with respect to USFC, has occurred and is continuing.

               (e) Valid Sale; Binding Obligations. Each transfer of Receivables and Receivables Property made pursuant to this Agreement shall constitute a valid sale, transfer and assignment of the Receivables and the Receivables Property to the Company which is perfected and of first priority under applicable law, enforceable against creditors of, and purchasers from, USFC; and this Agreement constitutes, and each other Transaction Document to be signed by USFC when duly executed and delivered will constitute, an enforceable obligation of USFC in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (f) No Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default (which, in the case of clauses (B) and (C) below would reasonably be expected to cause a Material Adverse Effect) under, (A) the articles of organization and limited liability company agreement of USFC, (B) any contract, indenture, loan agreement, mortgage, deed of trust, or, (C) other agreement or instrument to which USFC is a party or by which USFC or any of its material properties is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation of any court or of any federal, state, local or other regulatory body, administrative agency, or other governmental instrumentality of the United States of America having jurisdiction over USFC or any of its properties.

               (g) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of USFC, threatened against USFC before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document,
(iii) seeking any determination or ruling that, in the reasonable judgment of USFC, could materially and adversely affect the performance by USFC of its obligations under this Agreement or any other Transaction Document or (iv) seeking any determination or ruling that could materially and adversely affect the validity or enforceability of this Agreement or any other Transaction Document.

               (h) Bulk Sales Act. No transaction contemplated by this Agreement or any other Transaction Document with respect to USFC requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

               (i) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States of America is required for the due execution, delivery and performance by USFC of this Agreement or any other Transaction Document to which it is a party except for the filing of the UCC financing statements referred to in Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect.

               (j) Bona Fide Receivables. USFC has no knowledge of any fact which should have led it to expect at the time of its classification of any Receivable as an Eligible Receivable hereunder that such Eligible Receivable would not be paid in full when due. Each Receivable sold by it hereunder and designated on a Required Report to be an Eligible Receivable will be, at its respective Payment Date, an Eligible Receivable. The aggregate outstanding Principal Amount of Receivables so sold by it on any Payment Date and so designated as Eligible Receivables is correctly set forth on the Required Report with respect to such Payment Date.

               (k) Office. The principal place of business and the chief executive office of USFC are as indicated on Schedule II hereto and have not changed during the period of four consecutive months ending on such date (unless otherwise indicated on the UCC Certificate delivered by USFC pursuant to subsection 3.01(d) or 3.02(a), as the case may be), and the offices where USFC keeps its records concerning the Receivables and related Contracts and all purchase orders and other agreements related to the Receivables are as indicated on Schedule II hereto (or at such other locations, notified to the Company in accordance with Section 5.01(i), in jurisdictions where all action required by subsections 5.01(p) and 5.01(r)(i) has been taken and completed).

               (l) Margin Regulations. No use of any funds obtained by USFC under this Agreement or the other Transaction Documents will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

               (m) Quality of Title. USFC is the legal and beneficial owner of each Receivable and all Receivables Property which is to be transferred to the Company by USFC, and such Receivables and Receivables Property shall be transferred by USFC free and clear of any Lien (other than any Lien arising under any other Transaction Document, or arising solely as the result of any action taken by the Company hereunder); prior to such transfer USFC shall have made all filings under applicable law in each relevant jurisdiction in order to protect and perfect the Company's ownership or security interest in all Receivables and Receivables

Property against all creditors of, and purchasers from, USFC; and the Company shall have acquired and shall continue to have maintained a valid and perfected first priority ownership or security interest in each Receivable and the Receivables Property free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Company hereunder or by the Trustee); and no effective financing statement or other instrument similar in effect covering any Receivable, any interest therein or any Receivables Property with respect thereto is on file in any recording office except such as may be filed in favor of (i) the applicable Seller of such Receivable in accordance with the Contracts, (ii) USFC in accordance with the Amended and Restated Receivables Sale Agreement, (iii) the Company pursuant to this Agreement and
(iv) the Trustee pursuant to the Pooling Agreement.

               (n) Accuracy of Information. All factual written information heretofore or contemporaneously furnished by USFC or its Affiliates (other than the Company) to the Company for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual, written information hereafter furnished (if prepared by USFC or any Affiliate or, if not prepared by USFC or any Affiliate, to the extent that information contained therein was supplied by USFC or any Affiliate) by USFC or any Affiliate (other than the Company) to the Company pursuant to or in connection with any Transaction Document shall be, true and accurate in every material respect on the date as of which such information is or will be furnished (unless such information relates to another date), and such information is not, and shall not be (as the case may be) incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date.

               (o) Proceeds Banks, Payment Instructions. The names and addresses of all the Lockbox Processors, together with the account numbers of the Lockbox Accounts into which collections are deposited at such institutions, are specified in Schedule III to the Amended and Restated Receivables Sale Agreement. The Sellers under the Amended and Restated Receivables Sale Agreement have transferred all of their right, title and interest in each Lockbox Account to the Company. Each Lockbox Processor has executed and delivered to the Company a Lockbox Agreement.

               (p) Valid Transfers. No transfer of any Receivables or any Receivables Property to the Company by USFC constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason. The transfers of Receivables and Receivables Property by USFC to the Company pursuant to this Agreement, and all other transactions between USFC and the Company, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of USFC, and USFC acknowledges that it has received and will receive fair consideration and reasonably equivalent value for the purchases by the Company of Receivables and Receivables Property hereunder. The purchase of Receivables and Receivables Property by the Company from USFC constitutes a true sale of such Receivables and Receivables Property under applicable state law.

               (q) Trade Names. USFC uses no trade names other than its actual corporate name and the trade names set forth in Schedule VI and in the case of trade names, only in the jurisdictions indicated on Schedule VI. During the five years preceding the date hereof, except as set forth in Schedule VI and in the case of trade names, only in the jurisdictions indicated on Schedule VI, USFC
(i) has not been known by any legal name or trade name other than its corporate name, and (ii) has not been the subject of any merger or other corporate reorganization.

               (r) Compliance with Applicable Laws. USFC is in material compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (federal, state, local or foreign, and including, without limitation, environmental laws), a breach of any of which, individually or in the aggregate, would be reasonably likely either (i) to have a material adverse effect on (A) the business, operations, business prospects or condition (financial or other) of USFC or (B) the ability of USFC to perform its obligations under this Agreement and the other Transaction Documents, or (ii) to impair the collectibility of any Receivables or any Receivables Property or the enforceability or validity of any Contract.

               (s) Taxes. USFC has filed all federal and all material state and local tax returns required by law to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from USFC or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, except where such failure would not reasonably be expected to cause a Material Adverse Effect. USFC knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

               (t) Reserved.

               (u) ERISA Matters.

                    (i) Except as specifically disclosed in Schedule VIII hereto, USFC and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to each Plan of USFC or any of its ERISA Affiliates, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect with respect to USFC.

                    (ii) No Reportable Event has occurred as to which USFC or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30-day notice requirement is waived, reports that have been filed and reports the failure of which to file would not reasonably be expected to result in a Material Adverse Effect with respect to USFC.

                    (iii) Except as specifically disclosed in Schedule VIII hereto, as of the Effective Date, the present value of all benefit liabilities under each Plan of USFC or any of its ERISA Affiliates (on an ongoing basis and based on those assumptions used to fund such Plan) did not, as of the last valuation report applicable thereto, exceed the value of the assets of such Plan, except to the extent that such excess would not have a Material Adverse Effect with respect to USFC.

                    (iv) Neither USFC nor any of its ERISA Affiliates has incurred any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect with respect to USFC.

                    (v) Neither USFC nor any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or that a reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect with respect to such USFC.

               (v)  Reserved.

               (w) Solvency. Both prior to and after giving effect to the transactions contemplated by the Transaction Documents, (i) the assets of USFC, at fair valuation, will exceed its liabilities (including contingent liabilities), (ii) the capital of USFC will not be unreasonably small to conduct its business, and (iii) USFC will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.

               (x) Investment Company Act. Neither USFC nor any of USFC's Subsidiaries is (i) an "investment company" registered or required to be registered under the 1940 Act, or (ii) a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               (y) Ownership. All of the issued and outstanding capital stock of USFC is owned, directly or indirectly, by United Stationers Inc.

               (z) Indebtedness to Company. Immediately prior to consummation of the transactions contemplated hereby on the Effective Date, USFC had no outstanding Indebtedness to the Company other than amounts permitted by this Agreement.

               (aa) Receivables Documents. Upon the delivery, if any, by USFC to the Company of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to subsection 5.01(r), the Company shall have been furnished with all materials and data reasonably necessary to permit timely collection of the Purchased Receivables without the participation of USFC in such collection.

               (bb) Receivables Lists. The Receivables Lists delivered pursuant to subsection 2.01(e) set forth in all material respects an accurate and complete listing as of the Effective Date of all Receivables to be transferred to the Company on the Effective Date and the information contained therein with respect to the identity and Principal Amount of each such Receivable is true and correct in all material respects as of the Cut-Off Date.

               (cc) Seller's Representations and Warranties. Each of the representations and warranties made in the Amended and Restated Receivables Sale Agreement by the applicable Seller is true and correct in all material respects.

          The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the respective Receivables to the Company pursuant to this Agreement. USFC hereby represents and warrants to the Company, as of the Effective Date and each Payment Date, that the representations and warranties of USFC set forth in Section 4.02 are true and correct in all material respects as of such date, except for any representation and warranty specifically made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. Upon discovery by USFC or the Company of any material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                                   ARTICLE V
                                GENERAL COVENANTS

          Section 5.01 AFFIRMATIVE COVENANTS OF USFS. USFC covenants that, until the Purchase Termination Date shall have occurred and there are no amounts outstanding with respect to the Purchased Receivables (other than Charged-off Receivables):

               (a) Preservation of Existence as a Limited Liability Company and Name. USFC will preserve and maintain in all material respects its existence as a limited liability company, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could have a Material Adverse Effect with respect to USFC.

               (b) Maintenance of Property. USFC will keep all material property and assets useful and necessary in its business in good working order and condition (normal wear and tear excepted), except to the extent that the failure to do any of the foregoing with respect to any such property would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect with respect to the Company.

               (c) Delivery of Collections. In the event that USFC receives Collections, USFC agrees to pay to the applicable Lockbox Account all payments received by USFC in respect of the Receivables as soon as practicable after receipt thereof by USFC.

               (d) Compliance with Laws, Etc. USFC shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to the Receivables and the Receivables Property, including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, where failure to so comply could reasonably be expected to have a materially adverse impact on the amount of Collections thereunder.

               (e) Visitation Rights. At any reasonable time during normal business hours and from time to time upon reasonable prior notice, USFC shall permit (i) the Company, or any of its agents or representatives, (A) to examine and make copies of and abstracts from the records, books of account and documents (including, without limitation, computer tapes and disks) of USFC relating to Receivables and Related Property owned or to be purchased by the Company hereunder, including, without limitation, the related Contracts and purchase orders and other agreements and (B) following the termination of the appointment of USFS as Servicer, [or of any Seller USFC as a Servicing Party] with respect to the Receivables, to be present at the offices and properties of USFC to administer and control the collection of amounts owing on the Purchased Receivables and (ii) the Company, or any of its agents or representatives, or the Trustee (upon the giving of appropriate notice to the Company) to visit the properties of USFC for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of USFC relating to the Receivables or USFC's performance hereunder with any of its officers or directors and with its independent certified public accountants;

PROVIDED, that the Company or its agents or representatives, as the case may be, shall notify USFC prior to any contact with such accountants and shall give USFC the opportunity to participate in such discussions.

               (f) Keeping of Records and Books of Account. USFC will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and the Receivables Property in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information which, in each case, in the reasonable discretion of the Company, are necessary or advisable for the collection of all Receivables and the Receivables Property (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

               (g) Performance and Compliance with Policies, Receivables and Contracts. USFC will (i) perform its obligations in accordance with and comply in all material respects with the Policies, as amended from time to time in accordance with the Transaction Documents and (ii) at its expense, cause each Seller to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Receivables and the Contracts related to the Receivables and Related Property and all purchase orders and other agreements related to such Receivables and Related Property.

               (h) Obligations. USFC shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its other obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books, or (b) the failure to so pay, discharge or satisfy all such obligations would not, in the aggregate, be reasonably likely to have a Material Adverse Effect in respect of

USFC and would not subject any of its properties to any Lien prohibited by subsection 5.03(b).

               (i) Location of Records. USFC will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Receivables, all Receivables Property, all Contracts and purchase orders and other agreements related to such Receivables (and all original documents relating thereto), at the address referred to in Schedule II or, upon 30 days' prior written notice to the Company, at such other locations in jurisdictions where all action required by subsection 5.01(r) shall have been taken and completed; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any changes in location of USFC's principal place of business or chief executive office and such location is not in a state which is within the Tenth Circuit unless it delivers an opinion of counsel reasonably acceptable to the Rating Agencies to the effect that Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), is no longer controlling precedent in the Tenth Circuit.

               (j) Furnishing Copies, Etc. USFC shall furnish to the Company (i) upon the Company's request, a certificate of a Responsible Officer with responsibilities over the finances of USFC certifying, as of the date thereof, that to such Responsible Officer's knowledge, no Purchase Termination Event has occurred and is continuing and setting forth the computations used by such Responsible Officer in making such determination; (ii) as soon as possible and in any event within two Business Days after a Responsible Officer of USFC becomes aware of the occurrence of any Purchase Termination Event or Potential Purchase Termination Event, a statement of a Responsible Officer of USFC setting forth in reasonable detail the particulars of such Purchase Termination Event or Potential Purchase Termination Event and the action that USFC proposes to take or has taken with respect thereto; (iii) promptly after obtaining knowledge that a Receivable was, at the time of the Company's purchase thereof, not an Eligible Receivable, notice thereof; (iv) promptly after obtaining knowledge of any threatened action or proceeding affecting USFC or its Subsidiaries before any court, governmental agency or arbitrator that may reasonably be expected to materially and adversely affect the enforceability of this Agreement and the other Transaction Documents, notice of such action or proceeding; and (v) promptly following the Company's request therefor, such other information, documents, records or reports with respect to the Receivables or the related Contracts or the conditions or operations, financial or otherwise, of USFC, as the Company may from time to time reasonably request.

               (k) Obligation to Record and Report. USFC shall, to the fullest extent permitted by GAAP and by applicable law, record each purchase of the

Purchased Receivables as a sale on its books and records, reflect each purchase of Purchased Receivables in its financial statements and tax returns as a sale and recognize gain or loss, as the case may be, on each purchase of Purchased Receivables.

               (l) Continuing Compliance with the Uniform Commercial Code. USFC shall, without limiting the requirements of subsection 5.01(r), at its expense, preserve, continue, and maintain or cause to be preserved, continued, and maintained the Company's valid and properly perfected title to each Receivable and the Receivables Property purchased hereunder, including, without limitation, filing or recording UCC financing statements in each relevant jurisdiction.

               (m) Proceeds of Receivables. USFC shall use all reasonable efforts to cause all payments made by Obligors in respect of Purchased Receivables and Related Property to be made in accordance with subsection 2.3(a) of the Servicing Agreement.

               (n)  Reserved.

               (o) Taxes. USFC will file all federal and all material state and local tax returns and reports required by law to be filed by it and will pay all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books except where the failure to file such returns and reports and pay such taxes and governmental charges would not reasonably be expected to cause a Material Adverse Effect.

               (p) Separate Corporate Existence of the Company. USFC hereby acknowledges that the Trustee and the Holders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Company's identity as a legal entity separate from the Sellers, USFC and all other Affiliates thereof (each such Affiliate, a "USS Affiliate") and that the Trustee and the Holders would be prejudiced by any substantive consolidation of the Company with any Seller or USFC. Therefore, from and after the date hereof, USFC will take (or refrain from taking, as the case may be) such actions, and will cause each other USS Affiliate it controls to take (or refrain from taking, as the case may be) such actions, as shall be required in order that:

                    (i) Except as specifically provided in Sections 7.01 and 9.05, no USS Affiliate will pay the Company's operating expenses and liabilities, recognizing, however, that certain organizational expenses of the Company and expenses relating to creation and initial implementation of the securitization program contemplated by the Transaction Documents have been or shall be paid by USFC.

                    (ii) Each USS Affiliate will conduct its business at offices segregated from the Company's offices. If office space is leased from any USS Affiliate, a separate written lease on arm's-length terms will be in effect at a market rental rate.

                    (iii) Each USS Affiliate will maintain corporate records and books of account separate from those of the Company and telephone numbers, mailing addresses, stationery and other business forms that are separate and distinct from those of the Company.

                    (iv) Any financial statements of any USS Affiliate that are consolidated to include the Company will contain a detailed note substantially in the form, and to the effect, of the note set forth on Annex 1.

                    (v) The Company's assets will be maintained in a manner that facilitates their identification and segregation from those of the Sellers, USFC and the other USS Affiliates.

                    (vi) Each USS Affiliate will strictly observe corporate formalities in its dealings with the Company, and funds or other assets of the Company will not be commingled or pooled with those of any affiliated Person. No USS Affiliate will maintain joint bank accounts with the Company or other depository accounts with the Company to which any USS Affiliate has independent access.

                    (vii) Any transaction between the Company and any USS Affiliate will be fair and equitable to the Company, will be the type of transaction which would be entered into by a prudent Person in the position of the Company with a USS Affiliate, and will be on terms which are at least as favorable to the Company as may be obtained from a Person which is not a USS Affiliate, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (vii).

                    (viii) No USS Affiliate will hold itself out, or permit itself to be held out, as having agreed to pay or be liable for the debts of the Company.

                    (ix) The duly elected Board of Directors of the Company and the Company's duly appointed officers shall at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Company.

                    (x) USFC shall comply with those procedures described in the Specified Bankruptcy Opinion Provisions which are applicable to USFC, except, in each case above, for such failure to take actions or refrain from taking actions that are, in the aggregate, not material.

               (q) Deposits in Program Accounts. USFC shall use all reasonable efforts to minimize the deposit of any funds other than Collections in any of the Lockbox Accounts, the Collection Concentration Account and the Collection Account.

               (r)  Further Action Evidencing Purchases.

                    (i) USFC agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Company may reasonably request, to protect or more fully evidence the Company's ownership, right, title and interest in the Receivables and Receivables Property sold by USFC and its rights under the Contracts with respect thereto, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, USFC will upon the request of the Company
     (A) execute and file, in accordance with the provisions of the UCC of the applicable jurisdiction, continuation statements with respect to all financing statements filed in connection with the transactions contemplated hereby, as well as such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the reasonable opinion of the Company, desirable, (B) indicate on its books and records (including, without limitation, master data processing records) that the Receivables and Receivables Property have been sold and assigned to the Company and, in turn, the Company has conveyed its interest therein to the Trustee for the benefit of the Holders, and provide to the Company, upon request, copies of any such records, (C) contact customers to confirm and verify Receivables and (D) obtain the agreement of any Person having a Lien on any Receivables owned by USFC (other than any Lien created or imposed hereunder or under the Pooling Agreement or any Permitted Lien) to release such Lien upon the purchase of any such Receivables by the Company.

                    (ii) USFC hereby irrevocably authorizes the Company and the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Receivables and Receivables Property sold or to be sold by USFC, without the signature of USFC where permitted by law.

                    (iii) If USFC fails to perform any of its agreements or obligations under this Agreement, the Company or its assignees may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by USFC as provided in Section 9.06.

                    (iv) USFC agrees that, whether or not a Purchase Termination Event has occurred:

                         (A) the Company (and its assignees) shall have the right at any time to notify, or require that USFC at its own expense notify, the respective Obligors of the Company's ownership of the Purchased Receivables and Receivables Property and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Company or its designee;

                         (B) USFC shall, upon the Company's written request and at USFC's expense, (I) assemble all of USFC's documents, instruments and other records (including credit files and computer tapes or disks) that (A) evidence or will evidence or record Receivables sold by USFC and (B) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "DOCUMENTS") and (II) deliver the Documents to the Company or its designee at a place designated by the Company. In recognition of USFC's need to have access to any Documents which may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder or as a result of its responsibilities as Servicer, the Company hereby grants to USFC an irrevocable license to access the Documents transferred by USFC to the Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of USFC's business or in performance of USFC's duties as a Servicing Party, PROVIDED that USFC shall not disrupt or otherwise interfere with the Company's use of and access to the Documents and its computer software during such license period;

                         (C) USFC hereby grants to the Company an irrevocable power of attorney (coupled with an interest) to take any and all steps in USFC's name necessary or desirable, in the reasonable opinion of the Company, to collect all amounts due under the Purchased Receivables, including, without limitation, endorsing USFC's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof, and

                         (D) upon written request of the Company, USFC will (I) deliver to the Company or a party designated by the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by the Company, with or without the participation of USFC (excluding software licenses which by their terms are not permitted to be so delivered, PROVIDED that USFC shall use reasonable efforts to obtain consent of the relevant licensor to such delivery) and (II) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Company.

               (s) Legend Requirement For Chattel Paper. USFC agrees (i) at all times, with respect to chattel paper, to comply with the procedures set forth in
Schedule 3 to the Pooling Agreement and (ii) that any Receivable that constitutes or is evidenced by "chattel paper" as defined in Article 9 of the UCC as in effect in the Relevant UCC State shall bear a legend stating that such Receivable has been sold to the Company and conveyed to the Trust.

               (t) Computer Files. USFC shall, at its own cost and expense, retain the ledger used by USFC as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Purchased Receivables and mark the computer tape or other physical records of the Purchased Receivables to the effect that interests in the Purchased Receivables existing with respect to the Obligors listed thereon have been sold to the Company and that the Company has sold an interest therein and has granted a security interest therein.

          Section 5.02 REPORTING REQUIREMENTS. USFC shall furnish to the Company and its assigns from the date hereof until the Purchase Termination Date shall have occurred with respect to USFC and until there are no amounts outstanding with respect to Purchased Receivables previously sold by USFC to the Company:

               (a) Compliance Certificate. Not later than 95 days after the end of each fiscal year and not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of USFC stating that, to the best of such Responsible Officer's knowledge, USFC during such period, has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Purchase Termination Event or Potential Purchase Termination Event except as specified in such certificate;

               (b) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event which USFC files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which USFC receives from the PBGC if, in each case, such report or notice relates to an event or condition that could reasonably be expected to give rise to a Termination Notice, an Early Amortization Event or a Material Adverse Effect;

               (c) Termination Events; Other Material Events. As soon as possible and in any event within two Business Days after a Responsible Officer of USFC obtains knowledge of each Purchase Termination Event, Potential Purchase Termination Event, Servicer Default, Potential Servicer Default or any other event that has a material likelihood of having a Material Adverse Effect with respect to USFC, a written statement of a Responsible Officer of USFC setting forth details of such event and the action that USFC proposes to take with respect thereto; and

               (d) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of USFC as the Company may from time to time reasonably request in order to protect the interests of the Company under or as contemplated by the Transaction Documents.

          Section 5.03 NEGATIVE COVENANTS. USFC covenants that, until the Purchase Termination Date shall have occurred with respect to USFC and there are no amounts outstanding with respect to Purchased Receivables previously sold by USFC to the Company:

               (a) Receivables to be Accounts, General Intangibles or Chattel Paper. USFC will take no action to cause any Receivable to be evidenced by any "instrument" other than, provided that the procedures set forth in Schedule 3 to the Pooling Agreement are fully implemented with respect thereto, an instrument which together with a security agreement constitutes "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State). USFC will take no action to cause any Receivable to be anything other than an "account", "general intangible" or "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State).

               (b) Security Interests. Except for the conveyances hereunder and as provided below, USFC will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any other Lien on any Receivable or Receivables Property, whether now existing or hereafter created, or any interest therein; USFC will immediately notify the Company of the existence of any other Lien (other than a Permitted Lien) on any Receivable or Receivables Property; and USFC shall defend the right, title and interest of the Company in, to and under the Receivables or Receivables Property, whether now existing or hereafter created, against all claims of third parties claiming through or under USFC; provided, however, that nothing in this subsection 5.03(b) shall prevent or be deemed to prohibit USFC from suffering to exist upon any of the Receivables or Receivables Property any Permitted Lien.

               (c) Extension or Amendment of Receivables; Ineligible Receivables. USFC will not, nor will it permit any Seller to, extend, rescind, cancel, make any Dilution Adjustment to, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, make any Dilution Adjustment to, amend or otherwise modify, the terms of any Purchased Receivables, or otherwise take any action to cause, or which would permit, a Receivable that was designated as an Eligible Receivable on the Payment Date relating to such Receivable to cease to be an Eligible Receivable, except in any such case (a) in accordance with the terms of the Policies, (b) as required by any Requirement of Law or (c) in the case of Dilution Adjustments (whether or not permitted by any other clause of this sentence), upon making a Seller Adjustment Payment pursuant to Section 2.05.

               (d) Change in Credit and Collection Policies. USFC will not make or permit to be made any change in its Policies in any material respect that is materially adverse to the interests of the Company or its assigns (including the Trustee and the Holders).

               (e) Place of Business, etc. USFC will not change its principal place of business or chief executive office from the location listed on Schedule II or change the location of its records relating to the Receivables and Receivables Property from those specified on Schedule II, unless in any such event USFC shall have given the Company at least thirty days' prior written notice thereof fully in accordance with the terms and provisions of subsection 5.01(i) and shall have taken all action necessary or reasonably requested by the Company to amend its existing financing statements and continuation statements so that they are not misleading and to file additional financing statements in all applicable jurisdictions, if necessary, to perfect the interests of the Company in all of the Receivables and Receivables Property.

               (f) Change in Name. USFC will not change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the UCC, or impair the perfection of the Company's interest in any Receivable under any other similar law, without having (i) delivered 30 days' prior written notice to the Company, the Servicer and the Trustee and (ii) taken all action required by subsection 5.01(a) or 5.01(r).

               (g) Change in Payment Instructions to Obligors. USFC shall not instruct, nor shall it permit any Seller to, the Obligor on any Receivables to make payments with respect to such Receivables and the Receivables Property with respect thereto other than to the places listed in Schedule III of the Amended and Restated Receivables Sale Agreement.

               (h)  Accounting Changes. USFC shall not make any material change
(i) in accounting treatment and reporting practices except as permitted or required by GAAP, (ii) in tax reporting treatment except as permitted or required by law, in any case, as disclosed in the notes to the financial statements delivered pursuant to Section 5.02, or otherwise, (iii) in the calculation or presentation of financial and other information contained in other reports delivered hereunder, or (iv) in any financial policy of USFC if such change could have a material adverse effect on the Receivables taken as a whole or the collection thereof.

               (i) Business of USFC. USFC shall not fail to maintain and operate the business currently conducted or proposed to be conducted by USFC and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would change in any material respect the character of its business and such change would be adverse to the interest of the Company or its assigns (including the Trustee for the benefit of the Holders), except (x) if such change is necessary under any Requirement of Law, (y) if such change would not reasonably be expected to have a Material Adverse Effect with respect to the Servicer or (z) the Rating Agency Condition is satisfied with respect thereto.

                                   ARTICLE VI
                           PURCHASE TERMINATION EVENTS

          Section 6.01 PURCHASE TERMINATION EVENTS. If, with respect to USFC, any of the following events (each, a "PURCHASE TERMINATION EVENT" with respect to USFC) shall have occurred and be continuing:

               (a) USFC shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two Business Days; or

               (b) There shall have occurred (i) an Early Amortization Event set forth in Section 7.1 of the Pooling Agreement or (ii) the Amortization Period with respect to all outstanding Series shall have occurred and be continuing; or

               (c) Any representation or warranty made or deemed to be made by USFC or any of its officers under or in connection with any Transaction Document, Monthly Settlement Statement or other information, statement, record, certificate, document or report delivered pursuant to a Transaction Document shall prove to have been false or incorrect in any material respect when made or deemed made (including in each case by omission of material information necessary to make such representation, warranty, certificate or statement not misleading); provided, that no such event shall constitute a Purchase Termination Event unless such event shall continue unremedied for a period of 30 days from the earlier of (A) the date any Responsible Officer of USFC obtains knowledge thereof and (B) the date USFC receives notice of the incorrectness of such representation or warranty from the Company, the Servicer or the Trustee; provided, further, that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a breach of any representation or warranty set forth in Section 4.02 with respect to any Receivable if USFC shall have complied with the provisions of Section 2.06 with respect to such Receivable; or

               (d) USFC shall fail to perform or observe in any material respect any other term, covenant or agreement contained in subsection 5.01(d),
(g) or (h) or Section 5.03 of this Agreement on its part to be performed or observed and any such failure shall remain unremedied for five Business Days; provided, that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (d) based upon a breach of any covenant set forth in subsection 5.01(d), (g) or (h) or Section 5.03 with respect to any Receivable if USFC shall have complied with the provisions of Section 2.06 with respect to such Receivable; or

               (e) USFC shall fail to perform or observe in any material respect any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days from the earlier of (A) the date any Responsible Officer of USFC obtains knowledge of such failure and (B) the date USFC receives notice thereof from the Company, the Servicer or the Trustee; or

               (f) Any Transaction Document to which USFC is a party shall cease, for any reason, to be in full force and effect, or USSC, or other USFC shall so assert in writing, or the Company shall fail to have a valid and perfected first priority ownership or security interest in the Receivables and the Receivables Property; or

               (g)  (i) USFC shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or USFC shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against USFC any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against USFC or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) USFC or any of its respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) USFC shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

               (h) USFS has been terminated as Servicer following a Servicer Default with respect to USFS under the Servicing Agreement;

               (i) a Responsible Officer of USFS receives notice or becomes aware that a notice of Lien has been filed by the PBGC against USFC, the Company or the Trust under Section 4.12(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which
Section 4.12(n) of the Code or Section 302(f) of ERISA applies; or

               (j) a Purchase Termination Event under the Amended and Restated Receivables Sale Agreement has occurred;

then, (x) in the case of any Purchase Termination Event with respect to USFC described in paragraph (b)(i), (g), (i) and (j) above, the obligation of the Company to purchase Receivables from USFC shall thereupon automatically terminate without further notice of any kind, which is hereby waived by USFC,
(y) in the case of any Purchase Termination Event with respect to USFS described in paragraph (b)(ii) above, the obligation of the Company to purchase Receivables from USFC shall thereupon terminate without notice of any kind, which is hereby waived by USFC, unless both the Company and USFC agree in writing that such event shall not trigger an Early Termination hereunder and (z) in the case of any other Purchase Termination Event with respect to USFC, so long as such Purchase Termination Event shall be continuing, the Company may terminate its obligation to purchase Receivables from USFC by written notice to USFC (any termination with respect to USFC pursuant to clause (x), (y) or (z) of this Section 6.01 is herein called an "EARLY TERMINATION" with respect to USFC); PROVIDED, HOWEVER, that in the event of an involuntary petition or proceeding as described in paragraphs (g)(ii) and (g)(iii) above, the Company shall not purchase Receivables from USFC until such time, if any, as such involuntary petition or proceeding has been dismissed, PROVIDED that such dismissal shall have occurred within 60 days of the filing of such petition or the commencement of such proceeding.

          Section 6.02 ADDITIONAL REMEDIES. Upon the occurrence of any Purchase Termination Event, the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of a Purchase Termination Event shall not deny to the Company any remedy (in addition to termination of the Company's obligation to purchase Receivables from USFC) to which the Company may be otherwise appropriately entitled, whether by statute or other applicable law, at law or in equity.

                                  ARTICLE VII
                                 INDEMNIFICATION

          Section 7.01 INDEMNITIES BY USFC. Without limiting any other rights that the Company may have hereunder or under applicable law and subject to
Section 2.06, USFC hereby agrees to pay, indemnify and hold the Company harmless from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, reasonable costs (including reasonable attorneys' fees), expenses and disbursements of any kind or nature whatsoever related thereto (a) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to, arising out of or resulting from this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Company under or in connection with any of the foregoing or in respect of any Receivable or (b) which would not have been imposed on, incurred by or asserted against the Company but for its having purchased the Receivables hereunder (all such claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being collectively referred to as "INDEMNIFIED AMOUNTS"), PROVIDED that USFC shall have no obligation under this Section 7.01 to the Company with respect to Indemnified Amounts (i) to the extent resulting from gross negligence or willful misconduct on the part of the Company, its agents or its assignees; (ii) resulting from any Obligor's inability to pay an amount due and payable with respect to a Receivable for credit reasons (it being understood that this clause (ii) shall not limit Section 2.05), and PROVIDED, FURTHER, that if a court of competent jurisdiction in a final non-appealable order determines that such Indemnified Amounts arose in part from the Company's gross negligence or willful misconduct, USFC shall reimburse the Company for the portion of such claim not resulting from the Company's gross negligence or willful misconduct, and PROVIDED, FURTHER, that to the extent a determination of gross negligence or willful misconduct is made after the payment of any Indemnified Amounts related thereto, USFC shall be repaid any amounts reimbursed under the preceding clause that, due to such determination, it should not have paid. Without limiting or being limited by the foregoing and subject to Section 2.06, USFC shall pay on demand to the Company any and all amounts necessary to indemnify the Company from and against any and all Indemnified Amounts relating to or resulting from:

               (a) the transfer by USFC of any interest in any Receivable or Receivables Property or proceeds thereof which are not or which cease to be Eligible Receivables;

               (b) reliance on any representation or warranty or statement made or deemed made by USFC (or any of its officers) under or in connection with this Agreement or in any certificate or report delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made;

               (c) the failure by USFC to comply with any applicable law, rule or regulation of any governmental authority with respect to any Receivable or Receivables Property, or the nonconformity of any Receivable or Receivables Property with any such applicable law, rule or regulation;

               (d) the failure to vest and maintain vested in the Company an ownership interest in any Receivable or Receivables Property, free and clear of any Lien, other than a Lien arising under the Transaction Documents, whether existing at the time of the purchase of such Receivable or Receivables Property or at any time thereafter;

               (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or Receivables Property of USFC;

               (f) any dispute, claim, offset or defense (other than discharge in bankruptcy of USFC) of the Obligor to the payment of any Receivable of USFC (including, without limitation, a defense based on such Receivable or the related Contract not being fully enforceable against the Obligor in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to any such Receivable or the furnishing or failure to furnish such merchandise or services;

               (g) any failure of USFC to perform its duties or obligations under this Agreement or the Transaction Documents;

               (h) any products liability claim arising out of or in connection with merchandise, insurance or services that are the subject of any Receivable or Receivables Property;

               (i) the commingling of Collections of Receivables at any time with other funds of USFC;

               (j) any claim involving environmental liability that relates to any property that has been, is now or hereafter will be owned, leased, operated or otherwise used by USFC;

               (k) any tax or governmental fee or charge (but not including franchise taxes and taxes upon or measured by net income of the Company), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Receivable or Receivables Property, or any interest therein or in any goods which secure any such Receivables, any Receivables Property or any other rights or assets transferred hereunder; and

               (l) any investigation, litigation or proceeding related to this Agreement or in respect of any Receivable or Receivables Property of USFC.

          Notwithstanding the foregoing, USFC shall not under any circumstances be required to indemnify the Company for any Indemnified Amounts that result from any delay in the collection of any Receivables or any default by an Obligor with respect to any Receivables. The agreements set forth in this Section 7.01 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

          Section 7.02 INDEMNITIES BY THE COMPANY. Without limiting any other rights that USFC may have hereunder or under applicable law, the Company hereby agrees to indemnify USFC from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) arising out of or resulting from USFC's reliance on any representation or warranty made by the Company in this Agreement or in any certificate delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made.

                                  ARTICLE VIII
                                SUBORDINATED NOTE

          Section 8.01 SUBORDINATED NOTE. (a) On the initial Effective Date, contemporaneously with the sale of Receivables and Receivables Property by USFC, the Company shall issue to USFC a subordinated note substantially in the form of Exhibit A hereto (as amended, supplemented or otherwise modified from time to time, the "SUBORDINATED NOTE").

               (b) The initial aggregate principal amount of the Subordinated Note (the "Initial Subordinated Note Amount") shall be equal to $[-].

               (c) Following the initial Effective Date, the aggregate principal amount of the Subordinated Note at any time shall be equal to the difference between (i) the sum of the Initial Subordinated Note Amount and each addition to the principal amount of the Subordinated Note with respect to USFC pursuant to Section 2.03 as of such time and (ii) the aggregate amount of all payments made in respect of the principal of the Subordinated Note as of such time. All payments made in respect of the Subordinated Note shall be allocated by the Servicer to pay accrued and unpaid interest thereon, and second, to pay the outstanding principal amount thereof.

               (d) Interest on the outstanding principal amount of the Subordinated Note shall accrue on the last day of each Settlement Period at a rate per annum equal to the ABR plus 2% from and including the initial Effective Date to but excluding the last day of each Settlement Period and shall be paid
(x) on each Distribution Date with respect to the principal amount of the Subordinated Note outstanding from time to time during the Settlement Period immediately preceding such Distribution Date and/or (y) on the maturity date thereof. Principal thereunder not paid or prepaid pursuant to the terms thereof shall be payable on the maturity date of the Subordinated Note. Default in the payment of principal or interest under the Subordinated Note shall not constitute a Purchase Termination Event under this Agreement, a Servicer Default under any Servicing Agreement or an Early Amortization Event under the Pooling Agreement or any Supplement thereto.

          Section 8.02 RESTRICTIONS ON TRANSFER OF SUBORDINATED NOTE. Neither the Subordinated Note, nor any right of USFC to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

                                   ARTICLE IX
                                  MISCELLANEOUS

          Section 9.01 AMENDMENT. Neither this Agreement nor any of the terms hereof may be amended, supplemented or modified except in a writing signed by the Company and USFC. Any amendment, supplement or modification shall not be effective until the Rating Agency Condition, if applicable, has been satisfied.

          Section 9.02 NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage-prepaid, by facsimile or by overnight courier, (a) in the case of the Company, to it at the address or facsimile number set forth in
Section 10.4 of the Pooling Agreement and (b) in the case of all other parties, to such party at the address or facsimile number of the Servicer set forth in
Section 10.4 of the Pooling

Agreement or, in the case of the foregoing clause (a) or (b), at such other address or facsimile number as shall be designated by the relevant party in a written notice to the other parties hereto given in accordance with this Section
9.02. All notices and communications provided for hereunder shall be effective,
(a) if personally delivered by express mail or courier, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid and (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

          Section 9.03 NO WAIVER; REMEDIES. No failure on the part of the Company to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of USFC and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. USFC agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company. USFC acknowledges that the Company shall assign all of its rights hereunder to the Trustee, for the benefit of the Holders, pursuant to the Pooling Agreement. USFC consents to such assignment and agrees that the Trustee, to the extent provided in the Pooling Agreement, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Company directly against USFC, whether or not a Purchase Termination Event or a Potential Purchase Termination Event has occurred. USFC further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Trustee until all amounts due to the Investor Certificateholders are paid in full. The Trustee, on behalf of the Holders, shall have the rights of a third-party beneficiary under this Agreement.

          Section 9.05 COSTS, EXPENSES AND TAXES. In addition to the limited rights of indemnification granted to the Company under Article VII hereof, USFC agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Company in connection with the negotiation, preparation, execution and delivery of, and any amendment, supplement or other modification to, this Agreement, the other Transaction Documents and any other documents prepared in connection herewith and therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Company with respect thereto and with respect to advising the Company as to its rights and remedies under this Agreement, the other Transaction Documents and any such other documents, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and any such other documents. In addition, USFC agrees to pay any and all stamp and other taxes and governmental fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to hold the Company harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

          Section 9.06 INTEGRATION. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

          Section 9.07 CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise provided herein, references in this Agreement to any "Section," "Exhibit," "Annex" or "Schedule" are to such Section of or Exhibit or Annex or Schedule to this Agreement, as the case may be.

          Section 9.08 RESERVED.

          Section 9.09 RESERVED.

          Section 9.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          Section 9.11 ACKNOWLEDGMENT OF ASSIGNMENTS. USFC hereby acknowledges and consents to the assignment by the Company of Receivables and Receivables Property and the rights of the Company under this Agreement pursuant to the Pooling and Servicing Agreements. USFC acknowledges that the Company will grant a security interest in the Lockbox Accounts, the Collection Concentration Account and the Collection Account to the Trustee for the benefit of the Holders. USFC agrees to take any action that the Company or the Trustee may reasonably request in connection with such assignment or security interest.

          Section 9.12 NO PETITION IN BANKRUPTCY. USFC covenants and agrees that prior to the date which is one year and one day after the date of termination of this Agreement pursuant to Section 9.15, it will not institute against or join any other Person in instituting against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States, any State of the United States or the Cayman Islands.

          Section 9.13 ADDITION OF SELLERS UNDER THE AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT. Subject to subsection 8.15(a) of the Pooling Agreement, the Company shall direct USFC to agree to or deny the request of any Subsidiary of United Stationers Inc. desiring to become an additional Seller under the Amended and Restated Receivables Sale Agreement pursuant to Section
9.13 thereof.

          Section 9.14 TERMINATION OF SELLERS UNDER THE AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT. Subject to subsection 8.15(b) of the Pooling Agreement, the Company shall direct USFC to consent to or deny any Seller Termination Request made pursuant to subsection 9.14 of the Amended and Restated Receivables Sale Agreement.

          Section 9.15 TERMINATION. This Agreement will terminate at such time as (a) an Early Termination shall have occurred hereunder and (b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected, such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts with respect thereto; PROVIDED, HOWEVER, that the indemnities of USFC to the Company set forth in this Agreement shall survive such termination and PROVIDED, FURTHER, that the Company shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables.

          Section 9.16 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; OTHER WAIVERS.

               (a) EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR

THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

               (b) Each of the Company and USFC hereby irrevocably and unconditionally:

                    (i) submits itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 9.02 or at such other address of which USFC or the Company, as the case may be, shall have been notified pursuant thereto;

                    (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                    (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 9.07(b) any special, exemplary, punitive or consequential damages.

          SECTION 9.17 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS

AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      THE SELLER:

                                      UNITED STATIONERS FINANCIAL
                                      SERVICES LLC

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      THE SERVICER:

                                      UNITED STATIONERS FINANCIAL
                                      SERVICES LLC

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      USS RECEIVABLES COMPANY, LTD.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE I

                               AUTHORIZED OFFICERS

                                [to be provided]

                                   SCHEDULE II

                          [information to be confirmed]

Principal place of business and Chief Executive Offices of USFC:

                          [information to be confirmed]

                                 2001 Rand Road
                           Des Plaines, Illinois 60016
                                  (Cook County)

Offices where USFC keeps its records concerning Receivables and Related Contracts, purchase orders and all other Agreements related to the Receivables:

                                 2001 Rand Road
                           Des Plaines, Illinois 60016
                                  (Cook County)

                                  SCHEDULE III

                                   [Reserved]

                                   SCHEDULE IV

                 Policies Concerning Contracts and Receivables:

                                On File with USFC

                                   SCHEDULE VI

                            CORPORATE AND TRADE NAMES

                    United Stationers Financial Services LLC

                               JURISDICTIONS USED
                                [to be confirmed]

                                    Illinois

                                                                    SCHEDULE VII

                              DISCOUNTED PERCENTAGE

                       [USSC TO ADVISE ON NEW DEFINITION]

The Discounted Percentage applicable to the Receivables purchased on any date from USFC shall equal (a) until the date which is 90 days after the initial Effective Date, [98.88]% and (b) thereafter, the percentage obtained from the following formula:

          100% - (A + B + C + D)

As determined by the Company as of the related Payment Date,

where

A= Adjusted Loss Reserve Percentage, which as of such Payment Date will equal the ratio obtained by dividing (a) Charged-Off Receivables (net of recoveries in respect of Charged-Off Receivables) with respect to USFC during the six-fiscal-month period immediately preceding the Settlement Report Date most recently preceding such Payment Date by (b) two times the aggregate amount of Collections during the three-fiscal-month period immediately preceding the Settlement Report Date most recent to such Payment Date with respect to Receivables originated by USFC.

B= Adjusted Carrying Cost Reserve Percentage, which as of such Payment Date will equal the amount obtained by dividing (a) the product of (i) 1.3, (ii) Days Sales Outstanding and (iii) the ABR by (b) 365.

C=   the Servicing Fee Percentage divided by 360.

D= Processing Expense Reserve Percentage, which will equal 0.1% and reflects the cost of the Company's overhead, including costs of processing the purchase of Receivables and other normal operating costs and a reasonable profit margin.

None of the elements of the above-referenced formula, in respect of any purchase of receivables, will be adjusted following the related Payment Date.

With respect to each calculation set forth above with respect to a Settlement Report Date, such calculation as calculated on such Settlement Report Date and included in the applicable Monthly Settlement Statement shall remain in effect from and including the related Settlement Report Date to but excluding the following Settlement Report Date.

                                  SCHEDULE VIII

                                      ERISA

                                      None

                                                                       Exhibit A
                                                   TO RECEIVABLES SALE AGREEMENT

                            FORM OF SUBORDINATED NOTE

                                     FORM OF
                          SUBORDINATED PROMISSORY NOTE

Des Plaines, Illinois                                                May 1, 2001

          FOR VALUE RECEIVED, the undersigned, USS RECEIVABLES COMPANY, LTD., a Cayman Islands limited company (the "COMPANY"), does hereby promise to pay to the order of UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company (" USFC"), and its successors and permitted assigns, the principal amount of this Subordinated Promissory Note (this "SUBORDINATED NOTE"), determined as described below, together with interest thereon which shall accrue on the last day of each Settlement Period at a rate per annum equal to the ABR in effect from time to time plus two percent (2%) from and including the initial Effective Date to but excluding the last day of each Settlement Period and shall, subject to the terms and conditions hereof, be paid (x) on each Distribution Date with respect to this Subordinated Note outstanding from time to time during the Settlement Period immediately preceding such Distribution Date and/or (y) on the Maturity Date (as hereinafter defined). Capitalized terms used herein and not otherwise defined are used herein as defined in the Receivables Sales Agreement dated as of May 1, 2001, among USFC, the Company, and USFC, as Servicer (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the " USFC RECEIVABLES SALE AGREEMENT") and the Amended and Restated Pooling Agreement dated as of May 1, 2001, among the Company, USFC, as Servicer, and The Chase Manhattan Bank, as Trustee and as Securities Intermediary (such agreement, as it may from time to time further be amended, supplemented or otherwise modified in accordance with its terms, the "POOLING AGREEMENT"). This Subordinated Note is the Subordinated Note referred to in the USFC Receivables Sale Agreement.

          The Initial Subordinated Note Amount shall be equal to ____________ ($___________). Following the Effective Date, the aggregate principal amount of this Subordinated Note at any time shall be equal to the difference between (1) the sum of the Initial Subordinated Note Amount and each addition to the principal amount of the Subordinated Note with respect to USFC pursuant to
Section 2.03 of the USFC Receivables Sale Agreement as of such time and (ii) the aggregate amount of all payments made in respect of the principal of this Subordinated Note as of such time. All payment made in respect of this Subordinated Note shall be distributed to USFC by the Servicer in accordance with the USFC Receivables Sale Agreement and shall be allocated FIRST, to pay accrued and unpaid interest thereon, and SECOND, to pay the outstanding principal amount thereof. Principal hereunder not paid or prepaid pursuant to the terms hereof shall be payable on the date (the "MATURITY DATE") on which all of the Investor Certificateholders with respect to each Outstanding Series shall have been paid in full all amounts owing to them under any Pooling and Servicing Agreement. Payments of interest on and principal under this Subordinated Note shall be paid by wire transfer of immediately available funds to the account of USFC or any other such account as USFC may designate in writing from time to time. Notwithstanding the foregoing, no payment of interest or principal (any of the foregoing, a "PAYMENT") may be made under this Subordinated Note at any time unless (i) at the date such payment is to be made, the Company shall have made all payments in respect of its repurchase obligations pursuant to the Pooling Agreement at such date and (ii) such payment is effected in accordance with all corporate and legal formalities applicable to the Company; PROVIDED, HOWEVER, that (A) no payment shall be made on, and USFC shall make no claim for any payment on, any date if (x) a Potential Early Amortization Event of a type referred to in clause (a)(ii) or (iii) of Section 7.1 of the Pooling Agreement or (y) an Early Amortization Event has occurred and is continuing (or would occur as a result of such payment) on such date and (B) all payments made on any date shall be payable by the Company solely from funds available to the Company which are not otherwise needed or required on such date to be applied to the payment of any amounts by the Company pursuant to any Pooling and Servicing Agreement and USFC shall make no claim for payment in contravention of this clause (B). Default in the payment of interest on and principal under this Subordinated Note shall not constitute a Purchase Termination Event under the USFC Receivables Sale Agreement, a Servicer Default under the Servicing Agreement, or an Early Amortization Event under the Pooling Agreement or any Supplement thereto.

          The holder of this Subordinated Note agrees that it shall have no right to be paid, and shall have no claim to payment, except in accordance with, and subject to the terms and conditions of, this Subordinated Note.

          Neither this Subordinated Note, nor any right of USFC to receive payments hereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

          The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The failure of any holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          If any payment or distribution of any kind be collected or received by USFC in respect of amounts owing to USFC under this Subordinated Note when pursuant hereto such payment should not have been made to or received by USFC, USFC forthwith shall deliver the same to the Trustee for the benefit of the Holders. Until so delivered, such payment or distribution shall be held in trust by USFC as the property of the Holders, segregated from other funds and property held by USFC.

          USFC covenants and agrees that, prior to the date which is one (1) year and one (1) day after the date of termination of the USFC Receivables Sale Agreement pursuant to Section 9.15 thereof, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

          THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      USS RECEIVABLES COMPANY, LTD.

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                                                    EXHIBIT C TO
                                                                RECEIVABLES SALE
                                                                       AGREEMENT

                                 UCC CERTIFICATE

          The undersigned, the Treasurer and Assistant Secretary of UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company (" USFC"), makes reference to the USFC Receivables Sale Agreement dated as of May 1, 2001 (as may from time to time be amended, supplemented or otherwise modified, the "AGREEMENT"), among USFC and USS RECEIVABLES COMPANY, LTD., a Cayman Islands limited company, and USFC in its capacity as servicer (terms used but not defined herein have the meaning given them in the Agreement), and in connection therewith hereby certifies to the Company and the Trustee, on behalf of USFC and not individually, as follows:

1.   NAMES.

          (a) The exact corporate name of USFC, as such name appears in its certificate of formation, is as follows:

               United Stationers Financial Services LLC

          (b) Set forth below is each other corporate name USFC has had since its organization, together with the date of the relevant change:

                                      NONE

               (a) (c) Except as set forth in Schedule A hereto, USFC has not changed its identity or corporate structure in any way within the past five years.

          (d) SCHEDULE B hereto lists all other names (including trade names or similar appellations) used by USFC or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

2.   CURRENT LOCATIONS.
               (b) (a) The chief executive office of USFC is located at the following address:

                   [United Stationers Financial Services, LLC.
                                 2001 Rand Road
                                   Cook County
                           Des Plaines, Illinois 60016

          (b) SCHEDULE C hereto lists all the locations where USFC maintains any books or records relating to any Receivables and Receivables Property.

3. FEDERAL TAXPAYER IDENTIFICATION NUMBER. The following is USFC's Federal Taxpayer Identification Number:

                                       [ ]

4. SCHEDULE OF FILINGS. Attached hereto as SCHEDULE D is a schedule setting forth each filing office in which a filing by USFC of a financing statement on Form UCC-l is to be made in connection with the transactions contemplated by the Agreement.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of April, 2001.

                                      ---------------------------
                                      [Name:]
                                      [Title:]

                                   SCHEDULE A

USFC has not changed its identity or corporate structure in any way within the past five years.

                                   SCHEDULE B

All other names (including trade names or similar appellations) used by USFC or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

                                     [None.]

                                   SCHEDULE C

                                 2001 Rand Road
                                   Cook County
                           Des Plaines, Illinois 60016

                                   SCHEDULE D
                                [to be confirmed]

Listed below is each filing office in which a filing by USFC of a financing statement on Form UCC-l is to be made in connection with the transactions contemplated by the Agreement.

                                      Secretary of State of Illinois

                 ANNEX 1 TO THE USFC RECEIVABLES SALE AGREEMENT

          USS Receivables Company, Ltd. is a separate wholly-owned, bankruptcy remote, subsidiary of United Stationers Financial Services LLC established to purchase accounts receivable from United Stationers Supply Co. and certain of its other subsidiaries.